Exhibit h.2

NUVEEN AMT-FREE MUNICIPAL CREDIT INCOME FUND

UNDERWRITING AGREEMENT (the “AGREEMENT”)

[(MFP Shares)]

[(Common Shares)]1

[DATE]

                    , 20

[●]

As representatives of the several

Underwriters named in Schedule A hereto

c/o [●]

      [●]

Ladies and Gentlemen:

Nuveen AMT-Free Municipal Credit Income Fund (the “Fund”), Nuveen Fund Advisors, LLC (the “Investment Adviser”) and Nuveen Asset Management, LLC (the “Sub-Adviser,” and together with the Investment Adviser, the “Advisers”), confirm their respective agreements with [●] [and [●] and each of the other Underwriters named in Schedule A hereto (collectively,] the “Underwriter(s),” [which term shall also include any underwriter substituted as hereinafter provided in Section 11 hereof]), for whom [●] and [●] [are][is] acting as representative(s) (in such capacity, the “Representative(s)”), with respect to the issue and sale by the Fund and the purchase by the Underwriter(s), [acting severally and not jointly,] of the [respective] number of [common shares, $0.01 par value per share (the “Common Shares”)][Series [●] MuniFund Preferred Shares (the “MFP Shares”), liquidation preference of $[●] per share , [in the Variable Rate [Remarketed] Mode (the MFP Shares, while in the Variable Rate [Remarketed] Mode, the “VR[R]M-MFP Shares”)] set forth in Schedule A [and with respect to the grant by the Fund to the Underwriter(s), [acting severally and not jointly,] of the option described in Section 2(b) hereof to purchase all or any part of [●] additional [Common Shares][VR[R]M-MFP Shares] for the sole purpose of covering overallotments, if any. The aforesaid [●] [Common Shares][VR[R]M-MFP Shares] (the “Initial Securities”) to be purchased by the Underwriter(s) and all or any part of the [●] [Common Shares][VR[R]M-MFP Shares] subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.”]2

[The Securities will be authorized by, and subject to the terms and conditions of, the Statement Establishing and Fixing the Rights and Preferences of Series [●] MuniFund Preferred Shares and the Supplement to the Statement Establishing and Fixing the Rights and Preferences of Series [●] MuniFund Preferred Shares (collectively, the “Statement”) and the Declaration of Trust of the Fund dated July 12, 1999, as amended (the “Declaration of Trust”) in the forms filed as exhibits to the Registration Statement (as defined in this Agreement).]3

The Fund has filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement, including a base prospectus, on Form N-2 (File Nos. 333-226136 and 811-09475), for the registration of the Securities and other securities under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations of the Commission thereunder (the “1933 Act Regulations”), and a notification on Form N-8A of registration of the

2 Relevant provisions of this agreement to be modified for an agency offering, if applicable.

3 Include this provision and the “Statement” generally for VR[R]M-MFP offerings.

Fund as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations of the Commission thereunder (the “1940 Act Regulations”). Promptly after execution and delivery of this Agreement, the Fund will prepare and file a prospectus and statement of additional information in accordance with the provisions of Rule 430B (“Rule 430B”) of the 1933 Act Regulations and of Rule 497 (“Rule 497”) of the 1933 Act Regulations. The information included in any such prospectus (including the statement of additional information incorporated therein by reference) that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430B is referred to as “Rule 430B Information.” The registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430B Information and any information incorporated by reference therein is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The base prospectus included in the Registration Statement at the time it became effective is called the “Base Prospectus.” The Base Prospectus, together with the preliminary prospectus supplement dated [●], which is identified on Schedule C hereto under the caption “Time of Sale Prospectus,” is herein called the “Preliminary Prospectus.” The final prospectus in the form first filed under Rule 497, including the Base Prospectus, and furnished to the Underwriter(s) for use in connection with the offering of the Securities, including the statement of additional information and any other information incorporated therein by reference, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus (as defined below) or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

The Fund understands that the Underwriter(s) propose(s) to make a public offering of the Securities as soon as the Representative(s) deem(s) advisable after this Agreement has been executed on the terms and in the manner set forth herein and in the Time of Sale Prospectus (as defined below) and agrees that the Underwriter(s) may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers on the terms set forth in the Time of Sale Prospectus. “Time of Sale” means [    ][a.m.][p.m.] (Eastern Time) on [    ], 20     or such other time as agreed by the Fund and the Representative(s). “Time of Sale Prospectus” means the Preliminary Prospectus together with the other information, if any, identified in Schedule C hereto under the caption Time of Sale Prospectus and any Rule 482 Statement (as defined below) identified on Schedule D hereto. The Fund hereby confirms that it has authorized the use of the Preliminary Prospectus, the Time of Sale Prospectus and the Prospectus in connection with the offer and sale of the Securities by the Underwriter(s). All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, the Time of Sale Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus, as the case may be.

SECTION 1.         Representations and Warranties.

(a) Representations and Warranties by the Fund and the Advisers.   The Fund and the Advisers jointly and severally represent and warrant to [each][the] Underwriter as of the date hereof, as of the Time of Sale, as of the Closing Time referred to in Section 2(c) hereof, [and as of each Date of Delivery (if any) referred to in Section 2(b) hereof]4, and agree with [each][the] Underwriter, as follows:

(i)        Compliance with Registration Requirements.  Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act, and no order of suspension or revocation of the registration of the Fund pursuant to Section 8(e) of the 1940 Act has been issued, and no proceedings for any such purpose have been instituted or are pending or, to the knowledge of the Fund or the Advisers, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. The Registration Statement, at the date hereof, meets the requirements set forth in Rule 415(a)(1)(x) applicable for use on Form N-2 based on interpretative guidance of the staff of the Commission set forth in the “no-action” letter Nuveen Virginia Premium Income Municipal Fund (available October 6, 2006).

(A) Each document, if any, filed or to be filed pursuant to the Securities and Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), or the 1940 Act and the 1940 Act Regulations and incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the 1934 Act, the 1934 Act Regulations, the 1940 Act and the 1940 Act Regulations, (B) the Registration Statement, any Rule 462(b) Registration Statement, the notification on Form N-8A and any post-effective amendments thereto at the respective times they became effective did not, and as of the Closing Time [, and as of each Date of Delivery (if any),] will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (C) the Time of Sale Prospectus as of the Time of Sale did not, and as of the Closing Time [, and as of each Date of Delivery (if any),], will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (D) any Rule 482 Statement prepared, used or referred to by the Fund or by the Underwriter(s) with the consent of the Fund, when considered together with the Time of Sale Prospectus, at the time of its use did not, and as of the Closing Time [, and as of each Date of Delivery (if any),] will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (E) the Preliminary Prospectus as of its date did not, the Time of Sale Prospectus as of its date did not and the Prospectus as of its date and the Closing Time [, and as of each Date of Delivery (if any),] will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements

4 Include this and other references to “Date of Delivery” if there is an overallotment option.

therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus or any Rule 482 Statement based upon information relating to the Underwriter(s) furnished to the Fund in writing by the Representative(s) expressly for use therein. The Fund hereby acknowledges that the only information that the Underwriter(s) [have][has] furnished to the Fund expressly for use in the Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus or any Rule 482 Statement is the statement set forth in [●] under the caption “Underwriting” in the Time of Sale Prospectus and the Prospectus (the “Underwriter Information”).

At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time [, and as of each Date of Delivery (if any),] the Registration Statement, the Rule 462(b) Registration Statement, the notification on Form N-8A and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the 1940 Act and the 1940 Act Regulations. The Preliminary Prospectus and the Prospectus complied or will comply when so filed in all material respects with the 1933 Act, the 1933 Act Regulations, the 1940 Act and the 1940 Act Regulations, and the Preliminary Prospectus and the Prospectus delivered to the Underwriter(s) for use in connection with this offering were or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

If a Rule 462(b) Registration Statement is required in connection with the offering and sale of the Securities, the Fund has complied or will comply with the requirements of Rule 111 of the 1933 Act Regulations and Rule 3a of the Commission’s Internal and Other Procedures (“Rule 3a”) relating to the payment of the required filing fee and the filing of the Prospectus under Rule 497, and the Fund has taken all required action under the 1933 Act, the 1934 Act and the 1940 Act to make the public offering and consummate the sale of the Securities as contemplated by this Agreement.

(i)        Independent Registered Public Accounting Firm.  The independent registered public accounting firm which certified the financial highlights, the statement of assets and liabilities and related statement of operations and delivered its report with respect to the audited financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus is an independent registered public accounting firm with respect to the Fund as required by the 1933 Act, the 1933 Act Regulations, the 1940 Act and the 1940 Act Regulations.

(ii)        Financial Statements.  The financial highlights, the statement of assets and liabilities and related statement of operations included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related notes, present fairly, or will present fairly in the case of the Prospectus, the financial position of the Fund at the dates and for the periods indicated; said financial highlights and statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein); and the other financial and statistical information and data included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus are accurately derived, or will be accurately derived in the case of the Prospectus, from such financial statements and the books and records of the Fund.

(iii)        No Material Adverse Change.  Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, properties, business affairs or business prospects of the Fund, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Fund, other than those in the ordinary course of business, which are material with respect to the Fund, and (C) except for regular dividends on the Fund’s outstanding common and preferred shares of beneficial interest, there has been no dividend or distribution of any kind declared, paid or made by the Fund on any class of its shares of beneficial interest.

(iv)        Good Standing of the Fund.  The Fund has been organized and is validly existing and in good standing as a business trust under the laws of the Commonwealth of Massachusetts and has full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement; and the Fund is duly qualified to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not, singly or in the aggregate, have a Material Adverse Effect on the Fund.

(v)        No Subsidiaries.  The Fund has no subsidiaries.

(vi)        Investment Company Status.  The Fund is duly registered with the Commission under the 1940 Act as a closed-end, diversified management investment company, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or threatened by the Commission. The Fund is, and at all times through the completion of the transactions contemplated hereby, will be, in compliance with the applicable provisions of the 1940 Act and the 1940 Act Regulations.

(vii)        Officers and Trustees.  No individual or entity is serving or acting as an officer, trustee or investment adviser of the Fund except in accordance with the provisions of the 1940 Act, the 1940 Act Regulations, the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and the rules and regulations of the Commission thereunder (the “Advisers Act Regulations”). Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus (or any amendment or supplement to any of them), no trustee of the Fund is (A) an “interested person” (as defined in the 1940 Act) of the Fund or (B) an “affiliated person” (as defined in the 1940 Act) of any Underwriter.

(viii)        Capitalization.  The authorized, issued and outstanding shares of beneficial interest of the Fund are as set forth or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus. All issued and outstanding shares of beneficial interest of the Fund have been duly authorized and validly issued and are fully paid and non-assessable (except as described in the Registration Statement, the

Time of Sale Prospectus and the Prospectus) and have been offered and sold or exchanged by the Fund in compliance with all applicable laws (including, without limitation, federal and state securities laws); none of the outstanding shares of beneficial interest of the Fund were issued in violation of the preemptive or other similar rights of any securityholder of the Fund; and, except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of beneficial interest of or ownership interests in the Fund are outstanding.

(ix)        Authorization and Description of Securities.  The Securities to be purchased by the Underwriter(s) from the Fund have been duly authorized for issuance and sale to the Underwriter(s) pursuant to this Agreement and, when issued and delivered by the Fund pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable (except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus). The Securities conform to all statements relating thereto contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus and such statements conform to the rights set forth in the instruments defining the same, to the extent such rights are set forth; except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Fund. [The Statement creating the Securities will have been duly filed with the Secretary of the Commonwealth of Massachusetts and with all other offices where such filing is required, at or before the Closing Time.]

(x)        Absence of Defaults and Conflicts.  The Fund is not (A) in violation or default of any provision of its Declaration of Trust[,][or] by-laws [or the Statement,] or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of the property or assets of the Fund is subject (together with the Declaration of Trust[,][and] by-laws [and the Statement,] the “Agreements and Instruments”), except, with respect to clause (B) only, for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Investment Management Agreement dated as of April 11, 2016 between the Fund and the Investment Adviser, as amended (the “Investment Management Agreement”), the Amended and Restated Master Custodian Agreement dated as of July 15, 2015, between the Fund and State Street Bank and Trust Company, as amended (the “Custodian Agreement”), [the Tender and Paying Agent Agreement dated as of [●] between the Fund and The Bank of New York Mellon (the “Tender and Paying Agent”), with respect to the Securities (the “Tender and Paying Agent Agreement”),] [and the Remarketing Agreement dated as of [●] between the Fund and the Investment Adviser and [●], with respect to the Securities (the “Remarketing Agreement”)] [and the MFP Shares Purchase Agreement dated as of [●] between the Fund and [●] (the “Purchase Agreement”)][the Transfer Agency and Service Agreement dated June 15, 2017 between the Fund and Computer Share Inc. and Computershare Trust Company, N.A.] (collectively, the Investment Management Agreement, the Custodian Agreement, [the Tender and Paying

Agent Agreement] [and the Remarketing Agreement][and the Purchase Agreement] are herein referred to as the “Fund Agreements”), and any other material agreements, and the consummation of the transactions contemplated herein and in the Registration Statement, the Time of Sale Prospectus and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Use of Proceeds”) and compliance by the Fund with its obligations hereunder have been duly authorized by all necessary trust action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Fund pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the Declaration of Trust, the by-laws of the Fund [or the Statement,] or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality, regulatory body, administrative agency or court, domestic or foreign, or other authority having jurisdiction over the Fund or any of its assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Fund.

(xi)        Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body or arbitrator, domestic or foreign, now pending, or, to the knowledge of the Fund, threatened, against or affecting the Fund, which is required by the 1940 Act to be disclosed in the Registration Statement by reference to Item 12 of Form N-2 that has not been disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, or which might reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect or a material adverse effect on the Fund’s consummation of the transactions contemplated in this Agreement or the performance by the Fund of its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Fund is a party or of which any of its property or assets is subject which are not described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect.

(xii)        Accuracy of Exhibits and Disclosure.  There are no contracts or documents which are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required; the information in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the captions “Description of Securities,” “Certain Provisions in the Declaration of Trust and By-Laws” and “Tax Matters” and in the Registration Statement under Item 30 (Indemnification) to the extent that it constitutes summaries of matters of law, legal matters, the Fund’s Declaration of

Trust and by-laws, [the Statement] or legal proceedings, or legal conclusions, is correct in all material respects.

(xiii)    Possession of Intellectual Property.  The Fund owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by the Fund, and the Fund has not received any notice or is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Fund therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xiv)    Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Fund of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or in the Fund Agreements, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the 1940 Act, the 1940 Act Regulations, the Advisers Act, the Advisers Act Regulations, state securities laws or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xv)    Possession of Licenses and Permits.    The Fund possesses all permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to operate its properties and to conduct the business as contemplated in the Registration Statement, the Time of Sale Prospectus or the Prospectus; the Fund is in compliance with the terms and conditions of all such Governmental Licenses; all of the Governmental Licenses are valid and in full force and effect; and the Fund has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xvi)    Insurance.    The Fund is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged and which the Fund deems adequate; all policies of insurance insuring the Fund or its business, assets, employees, officers and trustees, including the Fund’s trustees and officers errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 of the 1940 Act Regulations, are in full force and effect; the Fund is in compliance with the terms of such policy and fidelity bond in all material respects; and there are no claims by the Fund under any such policy or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause; the Fund has not been refused any insurance coverage sought or applied for; and the Fund has no reason to believe that it will not be able to renew its existing insurance coverage and fidelity bond as and when such coverage and fidelity bond expires or to obtain similar coverage and fidelity bond from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect on the Fund, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(xvii)    Material Lending or Other Relationship.    Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Fund (i) does not have any material lending or other relationship with any bank or lending affiliate of [any of] the Underwriter(s) and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of [any of] the Underwriter(s).

(xviii)    Subchapter M.  The Fund intends to direct the investment of the proceeds of the offering described in the Registration Statement, the Time of Sale Prospectus and the Prospectus in such a manner as to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (“Subchapter M of the Code” and the “Code,” respectively), and is currently, and at all times since inception of investment operations has been, in compliance with the requirements to qualify as a regulated investment company under Subchapter M of the Code.

(xix)    Tax Returns.  The Fund has filed all foreign, federal, state and local tax returns required to be filed or has properly requested extensions thereof (except in any case in which the failure so to file would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(xx)    Sarbanes-Oxley Act of 2002.  There is and has been no failure on the part of the Fund or any of the Fund’s trustees or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) applicable to them.

(xxi)    Rule 38a-1. The Fund has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as that term is defined in Rule 38a-1 of the 1940 Act Regulations) by the Fund, including policies and procedures that provide oversight of compliance by the Advisers, administrator and transfer agent of the Fund.

(xxii)    Distribution of Offering Materials.  The Fund has not distributed and, prior to the later to occur of (A) the Closing Time and (B) completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the Registration Statement, the Time of Sale Prospectus, the Prospectus or any document prepared in accordance with the provisions of Rule 482 of the

1933 Act Regulations, a copy of which shall be attached as Schedule D hereto (the “Rule 482 Statement”).

(xxiii)    Accounting Controls.    The Fund maintains and will maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization, with the investment objective, policies and restrictions of the Fund and with the applicable requirements of the 1940 Act, the 1940 Act Regulations and the Code; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, to calculate net asset value and to maintain accountability for assets and to maintain compliance with the books and records requirements under the 1940 Act and the 1940 Act Regulations; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxiv)    Controls and Procedures.  The Fund maintains and will maintain “disclosure controls and procedures” and “internal control over financial reporting” (as such terms are defined in Rule 30a-3 of the 1940 Act Regulations), and such disclosure controls and procedures are and have been effective as required by the 1940 Act Regulations. Since the end of the Fund’s most recent fiscal year, there has been (A) no material weakness in the Fund’s internal control over financial reporting (whether or not remediated) and (B) no change in the Fund’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Fund’s internal control over financial reporting.

(xxv)    No Manipulation.  Except as stated in this Agreement and as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, [and except with respect to transactions under the Fund’s dividend reinvestment plan,] the Fund has not taken, directly or indirectly, any action designed to, or that would constitute or that might reasonably be expected to, cause or result in any violation of federal securities laws or any stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the Securities, and the Fund is not aware of any such action taken or to be taken by any affiliates of the Fund.

(xxvi)    Anti-Corruption Laws and Sanctions.  The Advisers have implemented and maintain in effect policies and procedures designed to ensure compliance by the Advisers, the Fund and their respective directors or trustees, officers and employees with all laws, rules and regulations of any jurisdiction applicable to the Advisers or the Fund from time to time concerning or relating to money laundering, bribery or corruption (“Anti-Corruption Laws”), and applicable sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (“Sanctions”), and the Advisers and the Fund and, to the knowledge of the Advisers or the Fund, their respective directors or trustees, officers and employees, are in compliance with Anti-Corruption Laws in all material respects. None of the Advisers or the Fund or, to the knowledge of the Advisers or the Fund, any of their respective directors or trustees, officers or employees is currently the subject of any Sanctions. No proceeds from the issuance of the Securities is intended to be used for the purpose of violating any Anti-Corruption Law or in violation of applicable Sanctions.

(xxvii)    Absence of Undisclosed Payments.  Neither the Fund nor any employee or agent of the Fund has made any payment of funds of the Fund or received or retained any funds, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement, the Time of Sale of Prospectus or the Prospectus.

(xxviii)    Authorization of Agreements.    This Agreement and the Fund Agreements have each been duly authorized by all requisite action on the part of the Fund. This Agreement and the Fund Agreements have been, or will have been as of the Closing Time, executed and delivered by the Fund, as of the dates noted therein, and each complies with all applicable provisions of the 1940 Act, the 1940 Act Regulations, the Advisers Act and the Advisers Act Regulations, and the Investment Management Agreement has been approved in accordance with Section 15 of the 1940 Act. Assuming due authorization, execution and delivery by the other parties thereto, each such agreement constitutes a valid and binding agreement of the Fund, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws, whether statutory or decisional, relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and except as rights to indemnification or contribution thereunder may be limited by federal or state securities laws or principles of public policy. The Investment Management Agreement and Custodian Agreement are in full force and effect.

(xxix)    Registration Rights.  Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no persons with registration rights or other similar rights to have any securities of the Fund registered pursuant to the Registration Statement or otherwise registered by the Fund under the 1933 Act.

(xxx)    NYSE Listing.  The Fund’s [common shares][Common Shares]5 have been duly authorized for listing on the New York Stock Exchange, Inc. (the “NYSE”) and the Fund’s registration statement on Form 8-A with respect to the common shares under the 1934 Act is effective.

(xxxi)    Ratings. [The Securities have been, or prior to the Closing Time will be, assigned the rating by Moody’s Investors Service, Inc. (“Moody’s”) and Fitch Ratings, Inc. (“Fitch,” and together with Moody’s, the “Rating Agencies”) as advised by the Fund to the Underwriter(s) prior to the execution of this Agreement.]6

(xxxii)    Leverage.  Except as contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Fund has no liability for borrowed money or under any reverse repurchase agreement.

5 Use defined term for Common Shares offerings.

6 Include for VR[R]M-MFP offerings.

(xxxiii)     Regulation T, Regulation U or Regulation X.  Neither the Fund nor any agent thereof acting on its behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(xxxiv)    [Tax Treatment of the Securities.    For federal income tax purposes, the Securities will constitute equity of the Fund and distributions made with respect to the Securities will qualify as exempt-interest dividends to the extent reported by the Fund and permitted by Section 852(b)(5)(A) of the Code.]7

(xxxv)    Portfolio Securities.  The Fund has good and marketable title to all portfolio securities owned by it which are material to the business of the Fund, free and clear of all liens, encumbrances and defects, except such as are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or such as do not materially affect the value of such portfolio securities.

(xxxvi)    [Asset Coverage and Leverage Ratio Requirements.  As of the date hereof the Fund complies, and as of the Closing Time, assuming the receipt of the net proceeds from the sale of the Securities and the application of such net proceeds as set forth in the Time of Sale Prospectus under “Use of Proceeds,” the Fund will comply, with the asset coverage requirements of the 1940 Act [and the asset coverage and effective leverage ratio requirements of the Securities (as calculated in accordance with the Statement and as described in the Time of Sale Prospectus).]8

(b)    Representations and Warranties by the Investment Adviser.  The Investment Adviser represents and warrants to [each][the] Underwriter, and in the case of paragraph (iii) also represents to the Fund, as of the date hereof, as of the Time of Sale and as of the Closing Time referred to in Section 2(b) hereof, [and as of each Date of Delivery (if any)] and agrees with [each][the] Underwriter, as follows:

(i)      Good Standing of the Investment Adviser.  The Investment Adviser has been duly organized and is validly existing and in good standing as a limited liability company under the laws of the State of Delaware with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified as a foreign limited liability company to transact business and is in good standing in each other jurisdiction in which such qualification is required, except where the failure to so qualify would not reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or earnings, business affairs or business prospects of the Investment Adviser, to materially and adversely affect the properties or assets of the Investment Adviser or to materially impair or adversely affect the ability of the Investment Adviser to function as an investment adviser or perform its obligations under the Investment Management Agreement or this Agreement.

7 Include for VR[R]M-MFP offerings.

8 Include for VR[R]M-MFP offerings.

(ii)      Investment Adviser Status.   The Investment Adviser is duly registered and in good standing with the Commission as an investment adviser under the Advisers Act, and is not prohibited by the Advisers Act, the Advisers Act Regulations, the 1940 Act or the 1940 Act Regulations from acting under the Investment Management Agreement as contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(iii)      Description of the Investment Adviser.   The description of the Investment Adviser and the statements attributable to the Investment Adviser in the Registration Statement, the Time of Sale Prospectus and the Prospectus complied and comply with the provisions of the 1933 Act, the1940 Act and the Advisers Act, and are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(iv)      Capitalization.   The Investment Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus and this Agreement and under the Investment Management Agreement.

(v)      Authorization of Agreements; Absence of Defaults and Conflicts.   The Investment Adviser has full power and authority to enter into and perform its obligations under this Agreement, the Investment Management Agreement and the Investment Sub-Advisory Agreement dated as of April 11, 2016 between the Investment Adviser and the Sub-Adviser, as amended (the “Sub-Advisory Agreement”). This Agreement, the Investment Management Agreement and the Sub-Advisory Agreement have each been duly authorized, executed and delivered by the Investment Adviser, and, assuming due authorization, execution and delivery by the other parties thereto, such agreements constitute valid and binding obligations of the Investment Adviser, enforceable in accordance with their respective terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws, whether statutory or decisional, relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law), and the Investment Management Agreement and the Sub-Advisory Agreement are in full force and effect; and neither the execution and delivery of this Agreement, the Investment Management Agreement or the Sub-Advisory Agreement nor the performance by the Investment Adviser of its obligations hereunder or thereunder nor the consummation of the transactions herein or therein contemplated will conflict with, or result in a breach of any of the terms and provisions of, or constitute, with or without the giving of notice or lapse of time or both, a default under, any agreement or instrument to which the Investment Adviser is a party or by which it is bound, the organizational documents of the Investment Adviser, or any law, order, decree, rule or regulation applicable to it of any jurisdiction, court, federal or state regulatory body, administrative agency or other governmental body, stock exchange or securities association having jurisdiction over the Investment Adviser or its properties or operations; and no consent, approval, authorization or order of any court or governmental authority, regulatory body or agency is required for the consummation by the Investment Adviser of the transactions contemplated by this Agreement, the Investment Management Agreement or the Sub-Advisory Agreement, except as have been obtained or may be required under the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations, the 1940 Act, the 1940 Act Regulations or state securities laws.

(vi)    No Material Adverse Change.   Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except as otherwise stated therein, (A) there has not occurred any event which would reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or earnings, business affairs or business prospects of the Investment Adviser, to materially and adversely affect the properties or assets of the Investment Adviser or to materially impair or adversely affect the ability of the Investment Adviser to function as an investment adviser or perform its obligations under the Investment Management Agreement, the Sub-Advisory Agreement or this Agreement and (B) there have been no transactions entered into by the Investment Adviser which are material to the Investment Adviser other than those in the ordinary course of its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(vii)    Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body or arbitrator, domestic or foreign, now pending, or threatened against or affecting the Investment Adviser or any parent or subsidiary of the Investment Adviser or any partners, directors, officers or employees of the foregoing, whether or not arising in the ordinary course of business, which might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or earnings, business affairs or business prospects of the Investment Adviser, to materially and adversely affect the properties or assets of the Investment Adviser or to materially impair or adversely affect the ability of the Investment Adviser to function as an investment adviser or perform its obligations under the Investment Management Agreement, the Sub-Advisory Agreement or this Agreement, or which is required to be disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except as so disclosed. There are no agreements, contracts, indentures, leases, permits or other instruments relating to the Investment Adviser that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the 1933 Act, the 1933 Act Regulations, the 1940 Act or the 1940 Act Regulations.

(viii)    Possession of Licenses and Permits.  The Investment Adviser possesses all Governmental Licenses issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to operate its properties and to conduct its business as contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus; the Investment Adviser is in compliance with the terms and conditions of all such Governmental Licenses; all of the Governmental Licenses are valid and in full force and effect; and the Investment Adviser has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or earnings, business affairs or business prospects of the Investment Adviser, to materially and adversely affect the properties or assets of the Investment Adviser or to materially impair or adversely affect the ability of the Investment Adviser to function as an investment adviser or perform its obligations under the Investment Management Agreement, the Sub-Advisory Agreement or this Agreement.

(ix)    Absence of Violation or Default.   The Investment Adviser is not (A) in violation of its organizational documents or (B) in default under any agreement, indenture or instrument, except, with respect to (B) only, where such default would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Investment Adviser to perform its obligations under the Investment Management Agreement or the Sub-Advisory Agreement.

(x)    No Manipulation.   Except as stated in this Agreement and as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and except with respect to transactions under the Fund’s dividend reinvestment plan, the Investment Adviser has not taken, directly or indirectly, any action designed to, or that would constitute or that might reasonably be expected to, cause or result in any violation of federal securities laws or any stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the Securities, and the Investment Adviser is not aware of any such action taken or to be taken by any affiliates of the Investment Adviser.

(xi)    Promotional Material.   In the event that the Fund or the Investment Adviser makes available any promotional materials related to the Securities or the transactions contemplated hereby intended for use only by registered broker-dealers and registered representatives thereof by means of an internet web site or similar electronic means, the Investment Adviser will install and maintain or will cause to be installed and maintained, pre-qualification and password-protection or similar procedures which are reasonably designed to effectively prohibit access to such promotional materials by persons other than registered broker-dealers and registered representatives thereof.

(xii)    Internal Controls.   The Investment Adviser maintains a system of internal controls sufficient to provide reasonable assurance that (A) transactions effectuated by it under the Investment Management Agreement and the Sub-Advisory Agreement are executed in accordance with its management’s general or specific authorization; and (B) access to the Fund’s assets is permitted only in accordance with its management’s general or specific authorization.

(c)  Representations and Warranties by the Sub-Adviser.   The Sub-Adviser represents and warrants to the Underwriter(s), and in the case of paragraph (iii) also represents to the Fund, as of the date hereof, as of the Time of Sale, as of the Closing Time referred to in Section 2(c) hereof, [and as of each Date of Delivery (if any) referred to in Section 2(b) hereof], and agrees with [each][the] Underwriter, as follows:

(i)        Good Standing of the Sub-Adviser.   The Sub-Adviser has been duly organized and is validly existing and in good standing as a limited liability company under the laws of the state of Delaware with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified as a foreign limited liability company to transact business and is in good standing in each other jurisdiction in which such qualification is required, except where the failure to so qualify would not reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or earnings, business affairs or business prospects of the Sub-Adviser, to materially and adversely affect the properties or assets of the Sub-Adviser or to materially impair or adversely affect the ability of the Sub-Adviser to function as an investment adviser or perform its obligations under the Sub-Advisory Agreement or this Agreement.

(ii)      Investment Adviser Status.   The Sub-Adviser is duly registered and in good standing with the Commission as an investment adviser under the Advisers Act, and is not prohibited by the Advisers Act, the Advisers Act Regulations, the 1940 Act or the 1940 Act Regulations from acting under the Sub-Advisory Agreement as contemplated by the Registration Statement, the Time of Sale of Prospectus and the Prospectus.

(iii)      Description of the Sub-Adviser.   The description of the Sub-Adviser and the statements attributable to the Sub-Adviser in the Registration Statement, the Time of Sale Prospectus and the Prospectus complied and comply with the provisions of the 1933 Act, the 1940 Act, the Advisers Act and the Advisers Act are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(iv)      Capitalization.   The Sub-Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Registration Statement, the Time of Sale Prospectus, the Prospectus and this Agreement and under the Sub-Advisory Agreement.

(v)      Authorization of Agreements; Absence of Defaults and Conflicts.  The Sub-Adviser has full power and authority to enter into and perform its obligations under this Agreement and the Sub-Advisory Agreement. This Agreement and the Sub-Advisory Agreement have each been duly authorized, executed and delivered by the Sub-Adviser, and, assuming due authorization, execution and delivery by the other parties thereto, such agreements constitute valid and binding obligations of the Sub-Adviser, enforceable in accordance with their respective terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws, whether statutory or decisional, relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law), and the Sub-Advisory Agreement is in full force and effect; and neither the execution and delivery of this Agreement or the Sub-Advisory Agreement nor the performance by the Sub-Adviser of its obligations hereunder or thereunder nor the consummation of the transactions herein or therein contemplated will conflict with, or result in a breach of any of the terms and provisions of, or constitute, with or without the giving of notice or lapse of time or both, a default under, any agreement or instrument to which the Sub-Adviser is a party or by which it is bound, the organizational documents of the Sub-Adviser, or any law, order, decree, rule or regulation applicable to it of any jurisdiction, court, federal or state regulatory body, administrative agency or other governmental body, stock exchange or securities association having jurisdiction over the Sub-Adviser or its properties or operations; and no consent, approval, authorization or order of any court or governmental authority, regulatory body or agency is required for the consummation by the Sub-Adviser of the transactions contemplated by this Agreement or the Sub-Advisory Agreement except as have been obtained or may be required under the 1933 Act, the 1933 Act Regulations, the 1940 Act, the 1940 Act Regulations, the Advisers Act, the Advisers Act Regulations or state securities laws.

(vi)      No Material Adverse Change.   Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except as otherwise stated therein, (A) there has not occurred any event which would reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or earnings, business affairs or business prospects of the Sub-Adviser, to materially and adversely affect the properties or assets of the Sub-Adviser or to materially impair or adversely affect the ability of the Sub-Adviser to function as an investment adviser or perform its obligations under the Sub-Advisory Agreement or this Agreement and (B) there have been no transactions entered into by the Sub-Adviser which are material to the Sub-Adviser other than those in the ordinary course of its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(vii)      Absence of Proceedings.   There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body or arbitrator, domestic or foreign, now pending, or threatened against or affecting the Sub-Adviser or any parent or subsidiary of the Sub-Adviser or any partners, directors, officers or employees of the foregoing, whether or not arising in the ordinary course of business, which might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or earnings, business affairs or business prospects of the Sub-Adviser, to materially and adversely affect the properties or assets of the Sub-Adviser or to materially impair or adversely affect the ability of the Sub-Adviser to function as an investment adviser or perform its obligations under the Sub-Advisory Agreement or this Agreement, or which is required to be disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except as so disclosed. There are no agreements, contracts, indentures, leases, permits or other instruments relating to the Sub-Adviser that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the 1933 Act or the 1940 Act.

(viii)      Possession of Licenses and Permits.   The Sub-Adviser possesses all Governmental Licenses issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to operate its properties and to conduct its business as contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus; the Sub-Adviser is in compliance with the terms and conditions of all such Governmental Licenses; all of the Governmental Licenses are valid and in full force and effect; and the Sub-Adviser has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or earnings, business affairs or business prospects of the Sub-Adviser, to materially and adversely affect the properties or assets of the Sub-Adviser or to materially impair or adversely affect the ability of the Sub-Adviser to function as an investment adviser or perform its obligations under the Sub-Advisory Agreement or this Agreement.

(ix)        Absence of Violation or Default.  The Sub-Adviser is not (A) in violation of its organizational documents or (B) in default under any agreement, indenture or instrument, except, with respect to (B) only, where such violation or default would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Sub-Adviser to perform its obligations under the Sub-Advisory Agreement.

(x)        No Manipulation.   Except as stated in this Agreement and as described in the Registration Statement, the Time of Sale of Prospectus and the Prospectus, the Sub-Adviser has not taken, directly or indirectly, any action designed to, or that would constitute or that might reasonably be expected to, cause or result in any violation of federal securities laws or any stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the Securities, and the Sub-Adviser is not aware of any such action taken or to be taken by any affiliates of the Sub-Adviser.

(xi)        Promotional Material.   In the event that the Fund or the Sub-Adviser makes available any promotional materials related to the Securities or the transactions contemplated hereby intended for use only by registered broker-dealers and registered representatives thereof by means of an internet web site or similar electronic means, the Sub-Adviser will install and maintain or will cause to be installed and maintained, pre-qualification and password protection or similar procedures which are reasonably designed to effectively prohibit access to such promotional materials by persons other than registered broker-dealers and registered representatives thereof.

(xii)        Internal Controls.   The Sub-Adviser maintains a system of internal controls sufficient to provide reasonable assurance that (A) transactions effectuated by it under the Sub-Advisory Agreement are executed in accordance with its management’s general or specific authorization; and (B) access to the Fund’s assets is permitted only in accordance with its management’s general or specific authorization.

(d)  Officer’s Certificates.   Any certificate signed by any officer of the Fund or the Advisers delivered to the Representative(s) or to counsel for the Underwriter(s) shall be deemed a representation and warranty by the Fund or the Advisers, as the case may be, to [each][the] Underwriter as to the matters covered thereby.

SECTION 2.        Sale and Delivery to the Underwriter(s); Closing.

(a)  [Initial] Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Fund agrees to sell to [each][the] Underwriter[, severally and not jointly,] and [each][the] Underwriter, [severally and not jointly,] agrees to purchase from the Fund, at the price per share set forth in Schedule B, the number of [Initial] Securities set forth in Schedule A opposite the name of [the][such] Underwriter[, plus any additional number of [Initial] Securities which [the][such] Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof.]

(b)  [Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Fund hereby grants an option to the Underwriter(s)[, severally and not jointly,] to purchase up to an additional [●] Preferred Shares in the aggregate at the price per share set forth in Schedule B, increased by an amount per share equal to the per share amount of the accumulated dividends and distributions

(whether or not declared or paid) with respect to the Initial Securities from the date of the original issuance of the Initial Securities through the date prior to the Date of Delivery. The option hereby granted will expire [30 days] after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering overallotments which may be made in connection with the offering and distribution of the Initial Securities upon written notice by the Representative(s) to the Fund setting forth the number of Option Securities as to which the [several] Underwriter(s) [are][is] then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representative(s), but shall not be earlier than the second day after the date on which the option is being exercised nor later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, [each of] the Underwriter(s)[, acting severally and not jointly,] will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of [the][such] Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as [●] in its discretion shall make to eliminate any sales or purchases of a fractional number of Option Securities [plus any additional number of Option Securities which [the][such] Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof.]

(c)  Payment and Delivery. Payment of the purchase price for, and delivery of certificates, if any, for, the [Initial] Securities shall be made at the offices of Sidley Austin LLP, special counsel for the Fund, at 787 Seventh Avenue, New York, New York 10019, or at such other place as shall be agreed upon by the Representative(s) and the Fund, at 10:00 A.M. (Eastern time) on the second (third, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 11 hereof), or such other time not later than ten business days after such date as shall be agreed upon by the Representative(s) and the Fund (such time and date of payment and delivery being herein called “Closing Time”).

[In addition, in the event that any or all of the Option Securities are purchased by the Underwriter(s), payment of the purchase price for, and delivery of certificates, if any, for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative(s) and the Fund, on each Date of Delivery as specified in the notice from the Representative(s) to the Fund.]

Payment shall be made to the Fund by wire transfer of immediately available funds to a bank account designated by the Fund, against delivery to the Representative(s) for the [respective] account(s) of the Underwriter(s) of certificates, if any, for the [Initial] Securities [and the Option Securities, if any,] to be purchased by [them]. It is understood that [each][the] Underwriter has authorized the Representative(s), for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the [Initial] Securities [and the Option Securities, if any,] which it has agreed to purchase. [●], individually and not as representative of the Underwriter(s), may (but shall not be obligated to) make payment of the purchase price for the [Initial] Securities [and the Option Securities, if any,] to be purchased by [any][the] Underwriter whose funds have not been received by the Closing Time, [or the relevant Date of Delivery as the case may be,] but such payment shall not relieve [the][such] Underwriter from its obligations hereunder.

(d)  Delivery; Global Certificate. Delivery of the [Initial] Securities shall be made through the facilities of The Depository Trust Company unless the Representative(s) shall otherwise instruct. The Securities will be represented by a global certificate to be held by The Depository Trust Company.

SECTION 3.        Covenants.

The Fund and the Advisers, jointly and severally, covenant with [each][the] Underwriter as follows:

(a)  Compliance with Securities Regulations and Commission Requests. The Fund, subject to Section 3(d), will comply with the requirements of Rule 430B and will notify the Representative(s) immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Fund becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Fund will promptly effect the filings necessary pursuant to Rule 497 and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 497 was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Fund will make every reasonable effort to prevent the issuance of any stop order, or order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act, and, if any such stop order or order of suspension or revocation of registration is issued, to obtain the lifting thereof at the earliest possible moment.

(b)  Filing of Amendments. The Fund will give the Representative(s) notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, and will furnish the Representative(s) with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative(s) or counsel for the Underwriter(s) shall object.

(c)  Delivery of Prospectuses. The Fund has delivered to [each][the] Underwriter, without charge, as many copies of the Preliminary Prospectus as [the][such] Underwriter reasonably requested, and the Fund hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Fund will furnish to [each][the] Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as [the][such] Underwriter may reasonably request. The Preliminary Prospectus, the Prospectus and any amendments or supplements thereto furnished to the Underwriter(s) will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)  Continued Compliance with Securities Laws. If at any time when the Prospectus (as amended or supplemented) is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriter(s) or for the Fund, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Fund will promptly notify the Underwriter(s) of such event and prepare and file with the Commission, subject to Section 3(b) of this Agreement, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Fund will furnish to the Underwriter(s) such number of copies of such amendment or supplement as the Underwriter(s) may reasonably request. If at any time following issuance of a Rule 482 Statement, there occurred or occurs an event or development as a result of which such Rule 482 Statement included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances, prevailing at that subsequent time, not misleading, or would conflict with the information otherwise contained in the Time of Sale Prospectus, the Fund will promptly notify the Representative(s) and will promptly amend or supplement, at its own expense, such Rule 482 Statement to eliminate or correct such statement, omission or conflict.

(e)  Blue Sky Qualifications. The Fund will use its best efforts, in cooperation with the Underwriter(s), to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representative(s) may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Fund shall not be obligated to file any general consent to service of process or to qualify as a foreign entity or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Fund will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

(f)  [NYSE Listing. The Securities shall have been listed and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Representative(s).]9

9 Include for Common Shares offerings.

(g)  Rule 158. The Fund will make generally available to its securityholders as soon as practicable an earnings statement, if applicable, for the purposes of, and to provide to the Underwriter(s) the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h)  Use of Proceeds. The Fund will use the net proceeds received by it from the sale of the Securities substantially in the manner specified in the Prospectus under “Use of Proceeds.”

(i)  Ratings. The Fund will use its reasonable best efforts to cause the Securities, prior to the Closing Time to be assigned the ratings by the Rating Agencies advised by the Fund to the Underwriter(s) in accordance with Section 1(a)(xxxi) of this Agreement.

(j)  [Restriction on Sale of Securities. During a period of [90] days from the date of the Prospectus, the Fund will not, without the prior written consent of [●], (A) directly or indirectly, offer, pledge, sell, contract to sell, sell any option, rights or warrant to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any senior securities (as defined in the 1940 Act) or any securities convertible into or exercisable or exchangeable for senior securities or file any registration statement under the 1933 Act with respect to any of the foregoing or (B) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Securities, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Securities or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (1) the Securities to be sold hereunder or (2) common shares issued or, for the avoidance of doubt, purchased in the open market pursuant to any dividend reinvestment plan.]

(k)  [Lock-Ups. On or prior to the Closing Time, the Representative(s) shall have received lock-up agreements substantially in the form of Exhibit E hereto from the parties listed on Schedule E hereof.]10

(l)  Reporting Requirements. The Fund, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1940 Act and the 1934 Act within the time periods required by the 1940 Act, the 1940 Act Regulations, the 1934 Act and the 1934 Act Regulations.

(m)  Subchapter M. The Fund will comply with the requirements of Subchapter M of the Code to qualify as a regulated investment company under the Code.

(n)  Sarbanes-Oxley Act. The Fund will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and will use its reasonable best efforts to cause the Fund’s trustees and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(o)   No Manipulation of Market for Securities. The Fund will not (i) take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the Securities in violation of federal or state securities laws, and (ii) except for

10 Include for Common Shares offerings.

share repurchases permitted in accordance with applicable laws and purchases of common shares in the open market pursuant to the Fund’s dividend reinvestment plan, until the Closing Time[, or the Date of Delivery, if any,] (A) sell, bid for or purchase the Securities or pay any person any compensation for soliciting purchases of the Securities or (B) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Fund.

(p)  Rule 462(b) Registration Statement.   If the Fund elects to rely upon Rule 462(b), the Fund shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Fund shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a.

(q)  [Asset Coverage and Effective Leverage Ratio Reporting.   For so long as any of the Securities remain outstanding in the Variable Rate Remarketed Mode (as defined in the Statement), the Fund will disseminate its asset coverage and effective leverage ratios (as calculated in accordance with the Statement and as described in the Registration Statement) monthly, through its publicly available website at www.nuveen.com, or through such other publicly available website as may be agreed to from time to time between the Fund and [the Remarketing Agent] (the “Website”). The asset coverage and effective leverage ratios shall be reported as calculated as of the close of business on the last business day of the preceding month and posted to the Website within ten business days from the first business day of each subsequent month.]

(r)  Best Efforts.   The Fund and the Advisers will use their reasonable best efforts to perform all of the agreements required of them by this Agreement and discharge all conditions of theirs to closing as set forth in this Agreement.

SECTION 4.        Payment of Expenses.

(a)  Expenses.   The Fund will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the registration of the Securities under the 1933 Act [and the listing of the Securities on the NYSE] (iii) the preparation, printing and delivery to the Underwriter(s) of this Agreement[, any Agreement among Underwriter(s)] and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iv) the preparation, issuance and delivery of the certificates, if any, for the Securities to the Underwriter(s), including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriter(s), (v) the fees and disbursements of the Fund’s counsel and the independent registered public accounting firm, (vi) the qualification of the Securities, if required, under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter(s) in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vii) if applicable, the printing and delivery to the Underwriter(s) of copies of the Preliminary Prospectus, the Rule 482 Statement, if any, the Prospectus and any amendments or supplements thereto, and any costs associated with electronic delivery of any of the Registration Statement, the Time of Sale Prospectus or the Prospectus by the Underwriter(s) to investors, (viii) the preparation, printing and delivery to the Underwriter(s)

of copies of the Blue Sky Survey, if any, and any supplement thereto, (ix) the fees and expenses of any transfer agent or registrar for the Securities, (x) the filing fees, if any, incident to, and the reasonable fees and disbursements of counsel to the Underwriter(s), if any, in connection with, the review by the FINRA of the terms of the sale of the Securities and (xi) the fees and expenses incurred in connection with the rating of the Securities with Moody’s and Fitch.

(b)  Termination of Agreement. If this Agreement is terminated by the Representative(s) in accordance with the provisions of Section 5 or Section 10 hereof, the Fund and the Advisers, jointly and severally, agree that they shall reimburse the Underwriter(s) for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter(s).

SECTION 5.        Conditions of Underwriter(’s)(s’) Obligations.

The obligations of the [several] Underwriter(s) hereunder are subject to the accuracy of the representations and warranties of the Fund and the Advisers contained in Section 1 hereof and in certificates of any officer of the Fund or the Advisers delivered pursuant to the provisions hereof, to the performance by the Fund and the Advisers of their respective covenants and other obligations hereunder, and to the following further conditions:

(a)  Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective [prior to the date hereof] [or will have become effective by [●] [A.M./P.M.], Eastern time on the date hereof,] and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act, no notice or order pursuant to Section 8(e) of the 1940 Act shall have been issued, and no proceedings with respect to either shall have been initiated or, to the knowledge of counsel to the Underwriter(s) and counsel to the Fund, threatened by the Commission and any request on the part of the Commission for additional information shall have been complied with or waived to the reasonable satisfaction of counsel to the Underwriter(s). A prospectus containing the Rule 430B Information shall have been filed with the Commission in accordance with Rule 497 (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430B or a certificate must have been filed in accordance with Rule 497(j)).

(b)  Opinions of Counsel for Fund and the Advisers.        At Closing Time, the Representative(s) shall have received the favorable opinions, dated as of Closing Time, of (i) Sidley Austin LLP, special counsel for the Fund and the Advisers, substantially in the form set forth in Exhibit A, (ii) Sidley Austin LLP, special tax counsel to the Fund, substantially in the form set forth in Exhibit B, (iii) Gifford R. Zimmerman, Managing Director, Co-General Counsel and Assistant Secretary of the Investment Adviser and Managing Director, Associate General Counsel and Assistant Secretary of the Sub-Adviser, or Kevin J. McCarthy, Senior Managing Director and Secretary of the Investment Adviser and Senior Managing Director, Secretary and Associate General Counsel of the Sub-Adviser, counsel for the Advisers, substantially in the form set forth in Exhibit C, and (iv) Morgan Lewis & Bockius LLP, Massachusetts counsel for the Fund, substantially in the form set forth in Exhibit D, or in such other forms and substance reasonably satisfactory to counsel to the Underwriter(s). Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Fund or the Advisers, as applicable, and certificates of public officials.

(c)  Opinion of Counsel for Underwriter(s).   The Representative(s) shall have received from [●], counsel for the Underwriter(s), such opinion or opinions, dated the Closing Time and addressed to the Representative(s), with respect to such matters as the Representative(s) may reasonably require, and the Fund and the Advisers shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Fund and certificates of public officials.

(d)  Officers’ Certificates.   At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, properties, business affairs or business prospects of the Fund, whether or not arising in the ordinary course of business, and the Representative(s) shall have received a certificate of the President or a Vice President of the Fund and of the treasurer, assistant treasurer, chief financial or chief accounting officer of the Fund, of the President or a Vice President or Managing Director of the Investment Adviser and of the treasurer, assistant treasurer, controller, assistant controller, chief financial or chief accounting officer of the Investment Adviser and of the President or a Vice President or Managing Director of the Sub-Adviser and of the treasurer, assistant treasurer, chief financial or chief accounting officer of the Sub-Adviser, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Sections 1(a), (b) and (c) hereof, as applicable, are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) each of the Fund, the Investment Adviser and the Sub-Adviser, respectively, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to this Agreement at or prior to Closing Time, (iv) with respect to the certificates by an officer or Managing Director of the Investment Adviser and the Sub-Adviser only, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, properties, business affairs or business prospects of the Investment Adviser and the Sub-Adviser, respectively, whether or not arising in the ordinary course of business, and (v) with respect to the Fund only, no stop order suspending the effectiveness of the Registration Statement, or order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act has been issued and no proceedings for any such purpose have been instituted or are pending or, to the knowledge of such officer, are contemplated by the Commission.

(e)  Independent Registered Public Accounting Firm’s Comfort Letter.   At the time of the execution of this Agreement, the Representative(s) shall have received from KPMG LLP a letter dated the date of this Agreement, in form and substance satisfactory to the Representative(s), together with signed or reproduced copies of such letter for [each of the other] [the] Underwriter(s) containing statements and information of the type customarily included in independent registered public accounting firm’s “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Time of Sale Prospectus.

(f)  Bring-down Comfort Letter.   At Closing Time, the Representative(s) shall have received from KPMG LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the statements shall be made with respect to the Registration Statement and the Prospectus and except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(g)  [The Securities are duly listed and admitted and authorized for trading, subject to official notice of issuance, on the NYSE.]11

(h)  [Maintenance of Ratings.      Subsequent to the execution and delivery of this Agreement, there shall not have been received by the Fund or the Advisers any notice of any intended or potential downgrading, or of any review for a potential downgrading, in the rating accorded to the Securities by any of the Rating Agencies.]12

(i)  13[Conditions to Purchase of Option Securities. In the event that the Underwriter(s) exercise(s) [their][its] option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Fund contained herein and the statements in any certificates furnished by the Fund hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative(s) shall have received:

(i)    Officers’ Certificates. Certificates, dated such Date of Delivery, of the President or Vice President of the Fund and of the treasurer, chief financial or chief accounting officer of the Fund and of the President or a Vice President or Managing Director of the Investment Adviser and of the treasurer, chief financial or chief accounting officer of the Investment Adviser confirming that the information contained in the certificate delivered by each of them at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

(ii)    Opinions of Counsel for the Fund and the Advisers. The favorable opinions of counsel for the Fund, substantially in the forms set forth in Exhibit A [and Exhibit B] hereto, the Advisers, substantially in the form set forth in Exhibit C hereto, and the Fund’s Massachusetts counsel, substantially in the form set forth in Exhibit D hereto, each dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 5(b) hereof.

(iii)    Opinion of Counsel for the Underwriter(s). The favorable opinion of [●], counsel for the Underwriter(s), dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(iv)    Bring-down Comfort Letter. A letter from KPMG LLP, in form and substance satisfactory to the Representative(s) and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representative(s)

11 Include for Common Shares offerings.

12 Include for VR[R]M-MFP offerings.

13 Include if there is an overallotment option.

pursuant to Section 5(f) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(v)        Maintenance of Rating.   The Fund shall have delivered and the Representative(s) shall have received evidence satisfactory to the Representative(s) that the Fund or the Advisers have not received any notice of any intended or potential downgrading, or of any review for a potential downgrading, in the rating accorded to the Securities by any Rating Agency.

(j)  [Asset Coverage and Leverage Ratio Requirements.   At the Closing Time, the Fund will furnish to the Representative(s) a report showing compliance with the asset coverage requirements of the 1940 Act [and the asset coverage and effective leverage ratio requirements of the Securities (as calculated in accordance with the Statement and as described in the Registration Statement)] as of the Closing Time in form and substance satisfactory to the Representative(s). Such report shall be prepared on a pro forma basis assuming the receipt of the net proceeds from the sale of the Securities and the application of such net proceeds as set forth in the Time of Sale Prospectus under “Use of Proceeds.”]14

(k)  [Tender and Paying Agent Agreement.      At or prior to the Closing Time, the Fund will execute and deliver the Tender and Paying Agent Agreement, and the Tender and Paying Agent Agreement will comply with all applicable provisions of the 1940 Act, the 1940 Act Regulations, the Advisers Act and the Advisers Act Regulations. Assuming due authorization, execution and delivery by the other party thereto, the Tender and Paying Agent Agreement will constitute a valid and binding agreement of the Fund, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws, whether statutory or decisional, relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and except as rights to indemnification or contribution thereunder may be limited by federal or state securities laws or principles of public policy.]15

(l)  [Remarketing Agreement.   At or prior to the Closing Time, the Fund and the Investment Adviser will execute and deliver the Remarketing Agreement, and the Remarketing Agreement will comply with all applicable provisions of the 1940 Act, the 1940 Act Regulations, the Advisers Act and the Advisers Act Regulations. Assuming due authorization, execution and delivery by the other parties thereto, the Remarketing Agreement will constitute a valid and binding agreement of the Fund and the Investment Adviser, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws, whether statutory or decisional, relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and except as rights to

14 Include for VR[R]M-MFP offerings.

15 Include for VR[R]M-MFP offerings.

indemnification or contribution thereunder may be limited by federal or state securities laws or principles of public policy.]16

(m)Additional Documents.   At Closing Time, [and at each Date of Delivery,] counsel for the Underwriter(s) shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Fund and the Advisers in connection with the organization and registration of the Fund under the 1940 Act and the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representative(s) and counsel for the Underwriter(s).

(n) Termination of Agreement.   If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, [or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the [several] Underwriter(s) to purchase the relevant Option Securities,] may be terminated by the Representative(s) by notice to the Fund at any time at or prior to Closing Time [or such Date of Delivery, as the case may be,] and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that [Sections 1, 6, 7, 8, 12 and 13] shall survive any such termination and remain in full force and effect.

SECTION 6.         [Additional Opinions.]17

(a) [Opinion of Counsel for Remarketing Agent. The Fund and the Underwriter(s) shall have received from [●], counsel for the Remarketing Agent, such opinions, dated the Closing Time and addressed to the Fund and the Underwriter(s), with respect to such matters as the Fund may reasonably require, and the Remarketing Agent shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Remarketing Agent and certificates of public officials.]

(b) [Opinion of Counsel for Tender and Paying Agent. The Fund and the Underwriter(s) shall have received from [●], counsel for the Tender and Paying Agent, such opinion or opinions, dated the Closing Time and addressed to the Fund and the Underwriter(s), with respect to such matters as the Fund or the Underwriter(s) may reasonably require, and the Tender and Paying Agent shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Tender and Paying Agent and certificates of public officials.]

16 Include for VR[R]M-MFP offerings.

17 Include for VR[R]M-MFP offerings.

SECTION 7.         Indemnification.

(a)  Indemnification of Underwriter(s).   The Fund and the Advisers, jointly and severally, agree to indemnify and hold harmless [each][the] Underwriter, the affiliates, directors, officers, employees and agents of the Underwriter(s), and each person, if any, who controls [each][the] Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, as follows:

(i)        against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or any Rule 462(b) Registration Statement, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in the Time of Sale Prospectus, any Rule 482 Statement prepared by or on behalf of, used by, or referred to by the Fund, any road show as defined in Rule 433(h) of the 1933 Act Regulations (a “road show”) or the Prospectus (or any amendment or supplement to any of the foregoing), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)        against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any (x) litigation, (y) investigation or proceeding by any governmental agency or body, commenced or threatened, or (z) claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Fund; and

(iii)        against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representative(s)), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Underwriter Information.

(b)  Indemnification of the Fund, the Advisers, Directors and Officers. [Each][The] Underwriter [severally and not jointly] agrees to indemnify and hold harmless the Fund and the Advisers, their respective directors, trustees and shareholders, each of the Fund’s officers who signed the Registration Statement, and each person, if any, who controls the Fund or the Advisers within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only to the extent arising out of any untrue statement or omission, or alleged untrue statements or omissions, made in the Registration Statement, the Time of Sale Prospectus, any Rule 482 Statement or the Prospectus (or any amendment or supplement to any of the foregoing), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, made in reliance upon and in conformity with the Underwriter Information.

(c)  Actions against Parties; Notification.   Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the Underwriter(s), and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Fund and the Advisers. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)  Settlement without Consent if Failure to Reimburse.   If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by this Section 7 effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 8.         Contribution.

If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then, in lieu of indemnifying such indemnified party, each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund and the Advisers on the one hand and the Underwriter(s) on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Fund and the Advisers on the one hand and of the Underwriter(s) on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Fund and the Advisers on the one hand and the Underwriter(s) on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Fund and the total discount received by the Underwriter(s) (whether from the Fund or otherwise), in each case as set forth on the cover of the Prospectus.

The relative fault of the Fund and the Advisers on the one hand and the Underwriter(s) on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Fund or the Advisers or by the Underwriter(s) and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Fund, the Advisers and the Underwriter(s) agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriter(s) [were][was] treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 8, the Underwriter(s) shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which [the][such] Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8, affiliates, directors, officers, employees and agents of [each][the] Underwriter, and each person, if any, who controls [an][the] Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as [the][such] Underwriter, and each trustee and shareholder of the Fund, each director of the Investment Adviser and each member of the Sub-Adviser respectively, each officer of the Fund who signed the Registration Statement and each person, if any, who controls the Fund or the Advisers, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Fund and the Advisers, respectively. The Underwriter(’s)(s’) [respective] obligations to contribute pursuant to this Section 8 are several in proportion to the number of Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 9.         Representations, Warranties and Agreements to Survive Delivery.

All representations, warranties and covenants contained in this Agreement or in certificates of officers of the Fund, the Investment Adviser or the Sub-Adviser submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Fund or the Advisers, and shall survive delivery of the Securities to the Underwriter(s).

SECTION 10.         Termination of Agreement.

(a)  Termination; General.     The Representative(s) may terminate this Agreement, by notice to the Fund, at any time at or prior to the Closing Time [or a Date of Delivery], (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus or Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, properties, business affairs or business prospects of the Fund or the Advisers, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak or escalation of hostilities or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative(s), impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading of any securities of the Fund has been suspended or materially limited by the Commission or any exchange or in any over-the-counter market, or if trading generally on the NYSE, the NYSE MKT or on the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement, payment or clearance services in the United States, or (iv) any moratorium on commercial banking activities shall have been declared by United States federal or New York State authorities.

(b)  Liabilities.   If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that [Sections 1, 6, 7, 8, 12 and 13] shall survive such termination and remain in full force and effect.

SECTION 11.         18[Default by One or More of the Underwriters.

If one or more of the Underwriters shall fail at Closing Time [or a Date of Delivery] to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative(s) shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative(s) shall not have completed such arrangements within such 24-hour period, then:

(a)  if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b)  if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement [or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Fund to sell the Option Securities to be purchased and sold on such Date of Delivery] shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement [or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Fund to sell the relevant Option Securities, as the case may be,] either the Representative(s) or the Fund shall have the right to postpone Closing Time [or the relevant Date of Delivery, as the case may be,] for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section.]

SECTION 12.         Notices.

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter(s) shall be directed to [●], [●], Attention: [●], Telephone: [●], Fax: [●], Email: [●]; and notices to the Fund or the Advisers shall be directed to 333 West Wacker Drive, Chicago, Illinois 60606, Attention: [●].

SECTION 13.         Parties.

This Agreement shall inure to the benefit of and be binding upon each of the Underwriter(s), the Fund, the Investment Adviser, the Sub-Adviser and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed

18 Include if there are more than one underwriter.

to give any person, other than the Underwriter(s), the Fund, the Investment Adviser, the Sub-Adviser and their respective successors and the controlling persons and officers, shareholders and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter(s), the Fund, the Investment Adviser, the Sub-Adviser and their respective successors, and said controlling persons and officers, shareholders and directors and their heirs and legal representatives, and for the benefit of no other person. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14.         No Advisory or Fiduciary Relationship.

The Fund, the Investment Adviser and the Sub-Adviser each acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price and dividend rate of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Fund, on the one hand, and the [several] Underwriter(s), on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction [each][the] Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Fund or the Advisers or their shareholders, creditors, employees or any other party, (iii) the Underwriter(s) [have][has] not assumed and will not assume an advisory or fiduciary responsibility in favor of the Fund or the Advisers with respect to the offering contemplated hereby or the process leading thereto, (irrespective of whether the Underwriter(s) [have][has] advised or is currently advising the Fund or the Advisers on other matters) and the Underwriter(s) [have][has] no obligation to the Fund or the Advisers with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Underwriter(s) and [their][its] respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Fund and the Advisers, and (v) the Underwriter(s) [have][has] not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Fund and the Advisers have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

SECTION 15.         GOVERNING LAW.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

SECTION 16.         Effect of Headings.

The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 17.         Disclaimer of Liability of Trustees and Beneficiaries.

A copy of the Declaration of Trust of the Fund is on file with the Secretary of the Commonwealth of Massachusetts, and notice hereby is given that this Agreement is executed on behalf of the Fund by an officer or trustee of the Fund in his or her capacity as an officer or trustee of the Fund and not individually and that the obligations under or arising out of this

Agreement are not binding upon any of the trustees, officers or shareholders individually but are binding only upon the assets and properties of the Fund.

SECTION 18.         Partial Unenforceability.

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.

SECTION 19.         Counterparts.

This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.

SECTION 20.         Entire Agreement.

This Agreement, together with any contemporaneous written agreements that relate to the offering of the Securities, represents the entire agreement between the Fund, the Investment Adviser, the Sub-Adviser and the Underwriter(s) with respect to the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus, the conduct of the offering, and the purchase and sale of the Securities. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Fund, the Investment Adviser, the Sub-Adviser and the Underwriter(s), or any of them, with respect to the subject matter hereof.

SECTION 21.         Waiver of Jury Trial.

Each of the parties to this Agreement hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

[Signatures on Following Pages]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriter(s), the Fund, the Investment Adviser and the Sub-Adviser in accordance with its terms.

Very truly yours,

NUVEEN AMT-FREE MUNICIPAL CREDIT INCOME FUND

By:
Name:
Title:

NUVEEN FUND ADVISORS, LLC

By:
Name:
Title:

NUVEEN ASSET MANAGEMENT, LLC

By:
Name:
Title:

THE FOREGOING AGREEMENT IS HEREBY CONFIRMED AND ACCEPTED, as of the date first above written:

[●]

By:
Name:
Title:

As representatives of the [several] Underwriter(s)

SCHEDULE A

Underwriter	Number of Securities
[NAME]	[●]
[NAME]	[●]
Total	[●]

Sch A-1

SCHEDULE B

1. The initial public offering price per share for the Securities, determined as provided in Section 2 of the Agreement shall be $[●].

2. The purchase price per share for the Securities to be paid by the [several] Underwriter(s) shall be $[●], being an amount equal to the initial public offering price set forth above less $[●] per share; [provided that the purchase price per share for any Option Securities purchased upon the exercise of the overallotment option described in Section 2(b) shall be increased by an amount per share equal to the per share amount of the accumulated dividends and distributions (whether or not declared or paid) with respect to the Initial Securities from the date of the original issuance of the Initial Securities through the date prior to the Date of Delivery.]

Sch B-1

SCHEDULE C

Permitted Communications

Time of Sale Prospectus

1. Preliminary Prospectus dated [●], 2018.

2. The following orally confirmed pricing information:

•	The number of Securities offered by the Fund is [●].

•	The initial offering price of the Securities is $[●] per share.

•

[The dividend rate for [DATE] will be equal to the sum of [●]% per annum plus the Securities Industry Financial Markets Association (“SIFMA”) Municipal Swap Index published at approximately 4:00 p.m., New York City time, on [DATE], or [●]% per annum if the SIFMA Municipal Swap Index is not so published; the expected closing date is [DATE].]

•

[The trade date for the offering is [DATE], and the Securities will be delivered on or about [DATE]. By agreeing to purchase Securities on the trade date, investors are agreeing to an alternate settlement cycle of [●] business days (T+[●]). Investors who wish to trade the Securities [on the trade date or the next business day] will be required to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Investors who wish to trade the Securities on such dates should consult their own advisors. [In addition, the [Tender Notice] that an investor is required to provide in connection with any optional tender for remarketing of Securities includes agreement to an alternative settlement cycle for settlement on the seventh calendar day following the [Tender Notice Date] or, if such seventh calendar day is not a business day, the next succeeding business day.]]

Sch C-1

SCHEDULE D

Rule 482 Statement

[Attached.]

Sch D-1

SCHEDULE E

[List of parties that will be executing a lock-up agreement]

[TO COME]

Exhibit A

FORM OF OPINION OF SPECIAL COUNSEL TO THE FUND AND THE ADVISERS

TO BE DELIVERED PURSUANT TO

SECTION 5(b)

With respect to the Fund and the Advisers:

(i)      Each of the Underwriting Agreement, [the Tender and Paying Agent Agreement] [and the Remarketing Agreement][and the Purchase Agreement] (together the “Transaction Agreements”) constitutes a valid and binding agreement of the Fund under the laws of the State of New York, enforceable against the Fund in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy and insolvency (including, without limitation, all laws relating to fraudulent transfers, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally) and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and except further as the enforcement thereof may be subject to limitations on rights to indemnity or contribution or both by federal or state securities laws or the public policies underlying such laws; each of the Transaction Agreements complies with all applicable provisions of the 1940 Act;

(ii)     The Underwriting Agreement constitutes a valid and binding agreement of the Advisers under the laws of the State of New York, enforceable against the Advisers in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy and insolvency (including, without limitation, all laws relating to fraudulent transfers, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally) and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and except further as the enforcement thereof may be subject to limitations on rights to indemnity or contribution or both by federal or state securities laws or the public policies underlying such laws;

(iii)    [The Remarketing Agreement constitutes a valid and binding agreement of the Investment Adviser under the laws of the State of New York, enforceable against the Investment Adviser in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy and insolvency (including, without limitation, all laws relating to fraudulent transfers, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally) and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and except further as the enforcement thereof may be subject to limitations on rights to indemnity or contribution or both by federal or state securities laws or the public policies underlying such laws;]

(iv)    [The Purchase Agreement constitutes a valid and binding agreement of the Fund under the laws of the State of New York, enforceable against the Fund in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy and insolvency (including, without limitation, all laws relating to fraudulent transfers, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally) and except as enforcement thereof is subject to general principles of equity

(regardless of whether enforcement is considered in a proceeding in equity or at law), and except further as the enforcement thereof may be subject to limitations on rights to indemnity or contribution or both by federal or state securities laws or the public policies underlying such laws;]

(v)       None of the issuance and sale of the Securities by the Fund pursuant to the Underwriting Agreement, the execution and delivery of any of the Transaction Agreements by the Fund, or the performance by the Fund of its agreements under any of the Transaction Agreements (A) requires any consent, approval, authorization or other order of, or registration or filing with any governmental body or agency or arbitrator or court of the United States of America or the State of New York (except (1) such as may be required under the 1933 Act and the 1940 Act, (2) such as may have been obtained prior to the date hereof or, with respect to performance, as specified to be obtained, maintained or made in the applicable Transaction Agreement and (3) that no opinion is given in this paragraph with respect to the federal securities laws or the state securities or Blue Sky laws of various jurisdictions) [or violates or will violate or constitutes or will constitute a breach of any of the provisions of the Statement of the Fund,] (B) violates or will violate or constitutes or will constitute a breach of, or a default under, any material agreement, indenture, lease or other instrument known to such counsel to which the Fund is party or by which it or any of its properties may be bound, except to the extent that any such violation, breach or default would not, in the aggregate, result in a material adverse effect on the Fund or violate any existing United States of America or the State of New York statute, law, regulation (assuming compliance with all applicable federal and state securities and Blue Sky laws, but without limiting the opinion in paragraph (vi) below), or judgment, injunction, order or decree known to such counsel and applicable to the Fund or any of its properties, or (C) will result in the creation or imposition of any material lien, charge or encumbrance upon any property or assets of the Fund pursuant to the terms of any agreement or instrument known to us to which the Fund is a party or by which any of its property or assets is bound;

(vi)      The Fund is registered under the 1940 Act as a closed-end management investment company;

(vii)     The statements made in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the captions [“Prospectus Summary — Federal Income Taxes”], [“Tax Matters”] and [“Prospectus Supplement Summary — Tax Exemptions,”] insofar as they constitute matters of U.S. Federal tax law or legal conclusions with respect thereto, have been reviewed by us and constitute accurate statements of any such matters of law or legal conclusions, and fairly present the information set forth therein, in all material respects;

(viii)    [The description of the Securities contained under the caption [“Description of Securities—Preferred Shares”] [“Description of Securities—Common Shares”]in the Time of Sale Prospectus at the Time of Sale and in the Prospectus conforms in all material respects as to legal matters to the terms thereof contained in the Statement; and]

(ix)      The Registration Statement has been declared effective under the 1933 Act; any required filing of the Preliminary Prospectus or the Prospectus pursuant to Rule 497(c) or Rule 497(h) has been made in the manner and within the time period required by Rule 497.

(x)        To the best of our knowledge, based solely on a review of the Commission’s website, no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued under the 1933 Act, no order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act has been issued with respect to the Fund, and no proceedings for any such purpose have been instituted or are pending or threatened by the Commission.

(xi)      The Registration Statement [and Rule 462(b) Registration Statement each] complied as to form in all material respects with the requirements of the 1933 Act and the 1940 Act, as applicable.

In acting as special counsel to the Fund and the Advisers in connection with the transactions described in the first paragraph above, we have participated in conferences with officers and other representatives of the Fund and the Advisers, representatives of the Fund’s independent public accountants, the Fund’s Massachusetts counsel and your representatives and counsel, at which conferences certain contents of the Registration Statement, the Time of Sale Prospectus and the Prospectus and related matters were discussed. Although we are not passing upon or assuming responsibility for the accuracy, completeness or fairness of the statements included or incorporated by reference in or omitted from the Registration Statement, the Time of Sale Prospectus or the Prospectus (except as provided in paragraphs (vii) and (viii) above) and have made no independent check or verification thereof, based upon our participation in such conferences, no facts have come to our attention that have caused us to believe that, insofar as is relevant to the offering of the Securities:

1.

the Registration Statement (including the information in the Prospectus that was omitted from the Registration Statement at the time it originally became effective under the 1933 Act but that is deemed, pursuant to Rule 430B(f)(1) of the 1933 Act Regulations to be part of, and included in, the Registration Statement), as of [DATE], contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

2.

the Time of Sale Prospectus, at [TIME] (Eastern time) on [DATE], included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

3.

the Prospectus, at the time it was first provided to the Underwriter(s) for use or as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

except that, in each case, we express no belief, and make no statement, with respect to the financial statements (including notes) or supporting schedules, if any, thereto, or other financial data and statistical data derived therefrom, contained or incorporated or deemed to be incorporated by reference therein or omitted therefrom.

In rendering the opinions set forth herein and in making the statement set forth in item 1. in the immediately preceding paragraph we have assumed that [TIME] (Eastern Time) on [DATE] is the “the earlier of the date such subsequent form of prospectus is first used or the date and time of the first contract of sale of securities in the offering to which such subsequent form of prospectus relates” within the meaning of Rule 430B(f)(1) under the 1933 Act Regulations, insofar as it relates to the Prospectus and the Shares.

[Exhibit B]

[FORM OF OPINION OF SPECIAL TAX COUNSEL TO THE FUND

TO BE DELIVERED PURSUANT TO

SECTION 5(b)]19

With respect to the Fund:

(i)        For U.S. federal income tax purposes, (i) the Fund will qualify as a regulated investment company (a “RIC”) under the Internal Revenue Code of 1986 (the “Code”), (ii) the Securities will qualify as stock in the Fund, and (iii) distributions made with respect to the Securities will qualify as exempt-interest dividends to the extent properly reported by the Fund and not otherwise limited under Section 852(b)(5)(A) of the Code; and

(ii)       The statements set forth under the captions “Tax Matters” in the Prospectus insofar as they purport to constitute matters of United States federal tax law or legal conclusions with respect thereto, are a fair and accurate summary of the matters addressed therein in all material respects, subject to the assumptions and limitations stated therein.

These opinions are furnished to the Fund and the Underwriter(s) solely for their benefit in connection with the Underwriting Agreement and except as follows are not to be relied upon, quoted, circulated, published or otherwise referred to for any other purpose, in whole or in part, without our express prior written consent. This opinion letter may be disclosed to the holders and beneficial owners of the Securities and they may rely on it as if they were addressees of this opinion letter, it being understood that we are not establishing any lawyer-client relationship with the holders or beneficial owners of the Securities. This opinion letter is not to be relied upon for the benefit of any other person.

In addition to the assumptions set forth in the opinion, these opinions are subject to the following exceptions, limitations and qualifications:

(i)        Our opinions are based upon our interpretation of the current provisions of the Code and current judicial decisions, administrative regulations and published notices, rulings and procedures. Our opinions only represent our best judgment and are not binding on the Internal Revenue Service (the “IRS”), or the courts and there is no assurance that the IRS will not successfully challenge the conclusions set forth herein. The IRS has not yet issued regulations or administrative interpretations with respect to various provisions of the Code relating to RIC qualification. Consequently, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. We undertake no obligation to advise you of changes in law which may occur after the date hereof.

(ii)       Our opinions are limited to the U.S. federal income tax matters addressed herein, and no other opinions are rendered with respect to any other matter not specifically

19 To be delivered in connection with VR[R]M offerings.

B-1

set forth in the foregoing opinions, including without limitation with respect to any other U.S. federal, state or local tax consequences or foreign tax consequences.

(iii)        The Fund’s qualification and taxation as a RIC depend upon the Fund’s ability to satisfy through actual operations the applicable asset composition, source of income, distribution and other requirements of the Code necessary to qualify and be taxed as a RIC, which operations will not be reviewed by special counsel.

(iv)        Our opinions are based upon the proposed method of operation of the Fund as described in the Registration Statement, the Time of Sale Prospectus, the Prospectus and the representations and covenants set forth in the documents described herein. We undertake no obligation to review at any time in the future either the Fund’s operations or its compliance with such representations and covenants and, consequently, no assurance can be given that the Fund will satisfy the requirements of the Code necessary to qualify or be taxed as a RIC for any particular taxable year. Further, we assume no obligation to advise you of any changes in our opinions subsequent to the delivery of this opinion letter.

(v)          In the event any one of the statements, representations, warranties, covenants or assumptions we have relied upon to issue these opinions is incorrect in a material respect, our opinions might be adversely affected and if so may not be relied on.

B-2

Exhibit C

FORM OF OPINION OF INVESTMENT ADVISER’S COUNSEL

TO BE DELIVERED PURSUANT TO

SECTION 5(b)

With respect to the Investment Adviser and the Sub-Adviser:

(i)       Each of the Investment Adviser and Sub-Adviser has been duly formed and is validly existing in good standing as a limited liability company under the laws of the State of Delaware, with full limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and each is duly qualified to do business and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to so qualify does not have a material adverse effect on the condition (financial or other), business, properties or results of operations of either the Investment Adviser or the Sub-Adviser;

(ii)       Each of the Investment Adviser and Sub-Adviser is duly registered with the Securities and Exchange Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the 1940 Act from acting under, as applicable, the Investment Management Agreement or the Sub-Advisory Agreement as contemplated by the Time of Sale Prospectus and the Prospectus;

(iii)      The Investment Adviser has full limited liability company power and authority to enter into the Underwriting Agreement, the Investment Management Agreement, the Sub-Advisory Agreement [and the Remarketing Agreement];

(iv)      The Sub-Adviser has full limited liability company power and authority to enter into the Underwriting Agreement and the Sub-Advisory Agreement;

(v)       The Underwriting Agreement has been duly authorized, executed and delivered by the Investment Adviser and the Sub-Adviser;

(vi)      Each of the Investment Management Agreement, the Sub-Advisory Agreement [and the Remarketing Agreement] has been duly authorized, executed and delivered by the Investment Adviser and each of the Investment Management Agreement and the Sub-Advisory Agreement is a valid and legally binding agreement of the Investment Adviser, assuming due authorization, execution and delivery by the Fund in the case of the Investment Management Agreement, enforceable against the Investment Adviser in accordance with its terms subject to the qualification that the enforceability of the Investment Adviser’s obligations thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles; it being understood that the enforceability of indemnification provisions may be subject to limitations under applicable federal and state securities laws or the public policies underlying such laws;

(vii)    The Sub-Advisory Agreement has been duly authorized, executed and delivered by Sub-Adviser and the Sub-Advisory Agreement is a valid and legally binding agreement of the Sub-Adviser, enforceable against the Sub-Adviser in accordance with its terms subject to the qualification that the enforceability of the Sub-Adviser’s obligations thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles; it being understood that the enforceability of indemnification provisions may be subject to limitations under applicable federal and state securities laws or the public policies underlying such laws;

(viii)    The Underwriting Agreement, the Investment Management Agreement and the Sub-Advisory Agreement [, the Purchase Agreement] [and the Remarketing Agreement] comply in all material respects with all applicable provisions of the 1933 Act, the 1940 Act and the Advisers Act;

(ix)      Neither the execution or delivery of the Underwriting Agreement, the Investment Management Agreement, the Sub-Advisory Agreement [, the Purchase Agreement] [nor the Remarketing Agreement], nor the consummation of the transactions therein contemplated, nor the fulfillment of the terms thereof, result in a breach or violation of, or imposition of any material lien, charge or encumbrance upon any property or assets of the Investment Adviser pursuant to, (i) the certificate of formation, limited liability company agreement or other organizational documents of the Investment Adviser, (ii) the terms of any material indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Investment Adviser is a party or bound or to which its property is subject that is known to me after reasonable inquiry or (iii) any material statute, law, rule, regulation, judgment, order or decree that is known to me after reasonable inquiry applicable to the Investment Adviser of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Investment Adviser or any of its properties;

(x)      Neither the execution or delivery of the Sub-Advisory Agreement or the Underwriting Agreement, nor the consummation of the transactions therein contemplated, nor the fulfillment of the terms thereof, result in a breach or violation of, or imposition of any material lien, charge or encumbrance upon any property or assets of the Sub-Adviser pursuant to, (i) the certificate of formation, limited liability company agreement or other organizational documents of the Sub-Adviser, (ii) the terms of any material indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Sub-Adviser is a party or bound or to which its property is subject that is known to me after reasonable inquiry or (iii) any material statute, law, rule, regulation, judgment, order or decree that is known to me after reasonable inquiry applicable to the Sub-Adviser of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Sub-Adviser or any of its properties;

(xi)      To the best of my knowledge after reasonable inquiry, other than as described or contemplated in the Time of Sale Prospectus or the Prospectus, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving either the Investment Adviser, the Sub-

Adviser or their property which is not adequately disclosed in the Time of Sale Prospectus and the Prospectus, and there are no agreements, contracts, indentures, leases, permits or other instruments which are not adequately described as required in the Prospectus;

(xii)      Each of the Investment Adviser and Sub-Adviser owns, possesses or has obtained and currently maintains all governmental licenses, permits, consents, orders, approvals and other authorizations as are necessary to carry on its business as contemplated in the Time of Sale Prospectus and the Prospectus; and

(xiii)      No material consent, approval, authorization, filing with or order of any court or governmental agency or body is required on the part of either the Investment Adviser or Sub-Adviser in connection with the transactions contemplated in the Underwriting Agreement or in the Investment Management Agreement, the Sub-Advisory Agreement [, the Purchase Agreement] [or the Remarketing Agreement], except such as have been made or obtained or as may be required under the 1933 Act, the 1940 Act and the Advisers Act, the rules and regulations of the Financial Industry Regulatory Authority, Inc. and under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriter(s) in the manner contemplated in the Underwriting Agreement and in the Time of Sale Prospectus and the Prospectus.

Although I have not undertaken, except as otherwise indicated herein, to determine independently, and I do not assume any responsibility for, the accuracy and completeness of the statements in the Registration Statement, the Time of Sale Prospectus and the Prospectus, I and other members of the legal department have participated in the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus, including review and discussion of the contents thereof, and nothing has come to my attention that has caused me to believe that (a) the Time of Sale Prospectus, at the Time of Sale, contained an untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading; or (b) the Prospectus, as of its issue date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading (except, in each case for (i) the Underwriter Information and (ii) the financial statements and other financial and statistical data included in or omitted from the Time of Sale Prospectus or the Prospectus, as to which I express no belief).

These opinions are given as of the date hereof and are limited in all respects to the law and facts existing as of the date hereof. I assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to my attention or any changes in laws which may hereafter occur.

I am admitted to practice in the State of Illinois, and I express no opinions whatsoever with respect to any laws other than the internal laws of the State of Illinois, the federal laws of the United States and the Limited Liability Company Act of the State of Delaware.

Exhibit D

FORM OF OPINION OF FUND’S MASSACHUSETTS COUNSEL

TO BE DELIVERED PURSUANT TO

SECTION 5(b)

With respect to the Fund:

(i)      The Fund (A) has been formed and is validly existing under the Fund’s Declaration of Trust and the laws of the Commonwealth of Massachusetts as a voluntary association with transferable shares of beneficial interest, commonly referred to as a “Massachusetts business trust,” (B) is in good standing with the Secretary of the Commonwealth of Massachusetts and (C) has power under its Declaration of Trust as a Massachusetts business trust to conduct its business as described in the Time of Sale Prospectus and the Prospectus, and to enter into and perform its obligations under the Underwriting Agreement [and under the Tender and Paying Agent Agreement] [and the Remarketing Agreement] [and the Purchase Agreement] ([the Tender and Paying Agent Agreement] [and the Remarketing Agreement][and the Purchase Agreement], together, the “Transaction Agreements”). The global share certificate complies as to form with any requirements of Massachusetts law applicable to Massachusetts business trusts;

(ii)    The Securities have been duly authorized by the Fund for issuance and sale pursuant to the terms set forth in the Underwriting Agreement, and, when issued and delivered against payment therefor in accordance with the terms set forth in the Underwriting Agreement, will be validly issued, fully paid and nonassessable, except that, as set forth in the Prospectus, shareholders of a Massachusetts business trust may under certain circumstances be held liable for its obligations, and, to our knowledge, no holder of shares of beneficial interest in the Fund has, as such holder, any preemptive right or other rights to purchase beneficial interests in the Fund pursuant to the Declaration of Trust, the By-Laws of the Fund or Massachusetts law applicable to Massachusetts business trusts;

(iii)    The Underwriting Agreement and the Transaction Agreements have each been duly authorized, executed and delivered by the Fund;

(iv)    The execution, delivery and performance of the Underwriting Agreement and each of the Transaction Agreements by the Fund and the consummation of the transactions contemplated in the Underwriting Agreement and the Transaction Agreements, including the issuance and sale of the Securities, do not constitute a violation of the provisions of the Declaration of Trust, [the Statement] or By-Laws of the Fund, or, any Massachusetts law, statute, rule or regulation applicable to Massachusetts business trusts (except with respect to any Massachusetts securities law, rule or regulation, about which we express no opinion) or any judgment, order writ or decree, known to us, of the government or an instrumentality of the government of the Commonwealth of Massachusetts or Massachusetts court having jurisdiction over the Fund; and

(v)      No filing or registration with, or authorization, approval, consent, license, order, qualification, or decree of any Massachusetts court or government authority or agency of the Commonwealth of Massachusetts (except (a) such as may have been made or

D-1

obtained on or prior to the date hereof, [including the filing of the Statement with the Secretary of the Commonwealth of Massachusetts] and (b) with respect to any Massachusetts securities law, rule or regulation, about which we express no opinion), is required under Massachusetts law in connection with the execution, delivery or performance by the Fund of the Underwriting Agreement and the Transaction Agreements and the consummation by the Fund of the transactions contemplated thereby.

D-2

Exhibit E

Form of Lock-Up Agreement

[TO COME]

E-1